EXHIBIT 32

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Annual Report of Capitol Federal Financial (the "Company") on Form 10-K for the fiscal year ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John B. Dicus, Chief Executive Officer of the Company and I, Neil F. M. McKay, Chief Financial Officer of the Company, certify, in my capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

Date:   December 14, 2004                                    By:   /s/ John B. Dicus
                                                                                     John B. Dicus, President and
                                                                                     Chief Executive Officer

Date:   December 14, 2004                                   By:   /s/ Neil F. M. McKay
                                                                                     Neil F.M. McKay, Executive Vice President
                                                                                     and Chief Financial Officer